UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

LIGHT & WONDER, INC.
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed by Light & Wonder, Inc. (the “Company”) to amend the Current Report on Form 8-K filed by the Company on June 20, 2025 (the “Original Form 8-K”) to update the timeline related to the planned retirement of James Sottile from the position of Executive Vice President, Chief Legal Officer (the “CLO”) and Corporate Secretary, and the assumption of the CLO and Corporate Secretary roles by Susan Dawson, Senior Vice President and Deputy General Counsel. Except as described below, this Amendment does not amend, modify or supplement the Original Form 8-K in any other respect.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Corporate Secretary Transition

On October 30, 2025, the Board of Directors of the Company determined to appoint Ms. Dawson to serve as Corporate Secretary of the Company, effective immediately. Mr. Sottile ceased serving as Corporate Secretary as of October 30, 2025 and will continue to serve as CLO until December 31, 2025, consistent with the previously disclosed timeline. The effective date for Ms. Dawson to assume the role of CLO remains January 1, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.
Date: November 4, 2025
	By:	/s/ Oliver Chow
Name: Oliver Chow
Title: Executive Vice President, Chief Financial Officer and Treasurer